UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2025

LODGING FUND REIT III, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-56082	83-0556111
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1635 43rd Street South, Suite 205
Fargo, North Dakota	58103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (701) 630-6500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

(a)	Dismissal of Independent Registered Public Accounting Firm

On May 1, 2025, based on the approval of the Audit Committee of the Board of Directors (the “Audit Committee”) of Lodging Fund REIT III, Inc. (the “Company”), the Company dismissed Marcum LLP (“Marcum”) as the Company’s independent registered public accounting firm, effective immediately.

The report issued by Marcum on the Company’s financial statements for the fiscal years ended December 31, 2024 and 2023 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2024 and 2023 and through May 1, 2025, there was (i) no “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) between the Company and Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused Marcum to make reference to the subject matter of such disagreements in connection with its reports on the financial statements for such years, and (ii) no “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K) other than as described below.

As reported in Part II, Item 9A of the Company’s Annual Report on Form 10-K for the fiscal years ended December 31, 2023 (the “2023 10-K”), in connection with the review of the Company’s consolidated financial statements for the quarter ended September 30, 2022, which review occurred in 2024, the Company identified a material weakness in its control environment related to the accounting treatment of an acquisition in August of 2022 of a controlling interest in an entity which holds the leasehold interest in a hotel property. This material weakness was identified as a result of the incorrect application of the prevailing accounting guidance under accounting principles generally accepted in the United States of America. As disclosed in the 2023 10-K, the Company concluded that as of December 31, 2023, the Company’s internal control over financial reporting was not effective. The Audit Committee discussed the material weakness in the Company’s internal control over financial reporting with Marcum, and the Company has authorized Marcum to respond fully to inquiries of RJI International CPAs concerning such material weakness. During fiscal year 2024, the Company remediated such material weakness and concluded that the Company’s internal control over financial reporting was effective as of December 31, 2024.

The Company provided Marcum with a copy of the disclosures it is making in this Current Report on Form 8-K and requested that Marcum furnish the Company with a letter addressed to the SEC stating whether or not Marcum agrees with the statements made herein. A copy of Marcum’s letter is filed as Exhibit 16.1 herewith.

(b)	New Independent Registered Public Accounting Firm

On May 1, 2025, based on the approval of the Audit Committee of the Company, the Company engaged RJI International CPAs (“RJI”), a nationally recognized accounting firm, as the Company’s new independent registered public accounting firm.

During the fiscal years ended December 31, 2024 and 2023 and through May 1, 2025, neither the Company nor anyone acting on its behalf has consulted with RJI with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that RJI concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)Exhibits.

16.1 Letter from Marcum LLP to the SEC dated May 7, 2025

104Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LODGING FUND REIT III, INC.

Dated: May 7, 2025	BY:	/s/ Samuel C. Montgomery
Samuel C. Montgomery
Chief Financial Officer